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                                                                    Exhibit 12.1


         Statement of Computation of Ratio of Earnings to Fixed Charges

         The following table presents the computation of the Ratio of Earnings to Fixed Charges for Republic Engineered Products LLC on a pro forma basis for the six months ended June 30, 2002 and the year ended December 31, 2001; Republic Technologies International Holdings, LLC on a consolidated basis for the six months ended June 30, 2002, the years ended December 31, 2001 and 2000 and the period from August 13, 1999 to December 31, 1999; and the predecessors of Republic Technologies International Holdings, LLC on a combined basis for the period from January 1, 1999 to August 12, 1999 and the years ended December 31, 1998 and 1997. For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as the sum of interest on all indebtedness, including amortization of debt issuance costs and one-third of annual rental expense.

                                       Pro Forma                                  Consolidated
                               -------------------------     -------------------------------------------------------
                                                                                                         Period from
                                                             Six Months                                  August 13,
                               Six Months     Year Ended        Ended        Years Ended December 31,     1999 to
                               Ended June    December 31,     June 30,      -------------------------   December 31,
                                30, 2002         2001           2002           2001          2000           1999
                               ----------     ----------     ----------     -----------   ----------     ----------
Pretax income (loss) .......   $   12,164     $  (76,034)    $  (44,623)    $  (182,080)  $ (269,935)    $ (182,590)
                               ----------     ----------     ----------     -----------   ----------     ----------
Interest expense ...........       13,002         38,132         14,924          50,007      110,777         40,300

Amortization of debt
   issuance costs ..........           --             --          2,610           6,045        6,718          5,017

Portion of rental expense
   representing interest ...        1,311          1,633          1,311           1,633        3,400            898
                               ----------     ----------     ----------     -----------   ----------     ----------
Total fixed charges
   (Denominator) ...........       14,313         39,765         18,845          57,685      120,895         46,215
                               ----------     ----------     ----------     -----------   ----------     ----------
Pretax income plus fixed
   charges (Numerator) .....   $   26,477     $  (36,269)    $  (25,778)    $ (124,395)   $ (149,040)    $ (136,375)
                               ==========     ==========     ==========     ===========   ==========     ==========
Ratio: 1 ...................          1.8             --             --              --           --             --
                               ==========     ==========     ==========     ===========   ==========     ==========
Deficiency .................   $       --     $   76,034     $   44,623     $   182,080   $  269,935     $  182,590
                               ==========     ==========     ==========     ===========   ==========     ==========


                                               Combined
                               ----------------------------------------
                               Period from
                               January 1,
                                 1999 to       Years Ended December 31,
                               August 12,     -------------------------
                                  1999           1998          1997
                               ----------     ----------    ----------
Pretax income (loss) .......   $ (114,493)    $ (113,555)   $  (44,618)
                               ----------     ----------    ----------
Interest expense ...........       36,612         39,010        19,932

Amortization of debt
   issuance costs ..........        7,233          4,212         3,374

Portion of rental expense
   representing interest ...          421            800           267
                               ----------     ----------    ----------
Total fixed charges
   (Denominator) ...........       44,266         44,022        23,573
                               ----------     ----------    ----------
Pretax income plus fixed
   charges (Numerator) .....   $  (70,227)    $  (69,533)   $  (21,045)
                               ==========     ==========    ==========
Ratio: 1 ...................           --             --            --
                               ==========     ==========    ==========
Deficiency .................   $  114,493     $  113,555    $   44,618
                               ==========     ==========    ==========